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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made as of March 1, 2001, between Metropolitan Health Networks, Inc., a Florida Corporation (the "Company"), and The Shemano Group, a California Corporation ("Shemano"). Shemano and the Company agree:

         I.       ENGAGEMENT OF SHEMANO AS FINANCIAL ADVISOR.

                  A. DUTIES. The Company hereby engages Shemano, and Shemano hereby accepts such engagement, to act as a non-exclusive financial advisor to the Company. In such capacity, Shemano shall be available for advice, and shall advise the Company with respect to such financial matters as the Company shall from time to time request in writing, including matters relating to (a) capital raising, whether from institutional and other investors or lenders or from the private placement of debt instruments or equity securities,
                           (b) public offerings of"debt or equity, (c) structure of debt or equity financings, (d) subject to subsection I (c) below, mergers and acquisitions and other business ventures, (e) stockholder and securities dealer relations, (f) commercial banking relations, and (g) preparation of corporate finance report. It is expressly understood and agreed that Shemano will not have any obligation to conduct, or cause to be conducted, due diligence with respect to the Company or any transaction or proposed transaction involving the Company.

                  B.       COMPENSATION FOR FINANCIAL ADVISORY SERVICES.

                           ln consideration for the services rendered by Shemano for its financial advisory services, the Company shall (1) immediately deliver to Shemano 200,000 warrants to purchase shares of Metropolitan Health Networks, Inc. at $2.25 (subject to equitable adjustment for stock splits, stock dividends and similar events). The warrants shall vest 100% on the date of grant. The company shall, within ninety days of the closing of the Offering, prepare and file with the Securities and Exchange Commission ("SEC') a registration statement with respect to such Registerable Securities and use it best efforts to cause such registration to become effective. Upon the effectiveness of the Registration Statement, the Metropolitan Health Networks common stock which Shemano will receive as a result of exercising the above warrants shall have no restrictions such that they are freely tradable common shares.


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                  C.       COMPENSATION FOR ADVICE ON MERGER AND ACQUISITIONS.
                           If the Company requests Shemano's assistance with regard to any merger or acquisition, the Company will pay Shemano on a project by project basis according to terms and conditions customary in the industry for similar projects, such fee to be agreed to in writing prior to the commencement of each assignment.

                  D. TERMINATION OF AGREEMENT. Either party may terminate this agreement by notifying the other party in writing upon a material breach by the other party, unless such breach is curable and is in fact cured within 15 days after such notice. This Agreement will terminate after 12 months from its execution. Either party may terminate this Agreement with 30 days' prior written notice.

                  E. INDEMNIFICATION. The Company warrants and represents that all -al communications, written documents or materials furnished to Consultant by the Company are accurate, and the financial affairs, operations, profitability and strategic planning of the Company are in accordance with information provided to it by the Company. The Consultant may rely upon the accuracy of the information provided by the Company without independent investigation. The Company and Consultant will each protect, indemnify and hold each other harmless against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred 'in connection with this engagement arising out of the acts or omissions of the other party.

                  F. NOTICES. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, three days after being mailed by first class, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address for such party (or at such other address as shall hereafter be specified by such party by like notice):

                           (A)      If to the COMPANY to:

                                    Metropolitan Health Networks, Inc.
                                    Fred Sternberg, President & Chief
                                      Executive Officer
                                    500 Australian Avenue South, Suite 1000
                                    West Palm Beach, FL 33401
                                    Phone (561) 805 8500
                                    FRED@METCARE.COM


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                           (B)      If to Shemano, to:

                                    Mr. Gary Shemano, President
                                    The Shemano Group, Inc.
                                    601 California Street, Suite 1150
                                    San Francisco, CA 94108
                                    Phone (415) 274-3200
                                    Fax (415) 274-3238
                                    GSHEMANO@SHEMANO.COM

                  G. CONFIDENTIALITY OF COMPANY INFORMATION. Shemano, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product distribution, and terms or identification of proposed or actual contracts and
                           (2) all confidential technology of the Company, including without limitation, software, deliverables, documentation designs, graphics, screens, interfaces, linkages, keystroke sequences, programming techniques, tools, methodologies, source code, object code, programs, codes, algorithms, modules, platforms, system architecture, file structures, interfaces, the "look and feel" of the systems, specifications, know-how, and trade secrets, research and development reports, speed enhancement, graphics storage, encryption and security techniques (including all technology relating to electronic commerce, gateway and Internet applications). In furtherance of the foregoing, Shemano agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude Shemano from utilizing any documents prepared or approved by the Company for use in a securities transaction or other financing arrangement.

                           All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to Fred Sternberg, President & CEO, and Shemano shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to Shemano or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items


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                           to be provided, examined or copies. If the
                           transaction is not consummated, or if at any time the Company so requests, Shemano and its representatives will return to the Company all copies of information regarding the Company in their possession.

                           The provisions of this Section shall survive any termination of this Agreement. Shemano acknowledges that irreparable injury will be sustained by the Company in the event of a violation by Shemano of any of the provisions of this Section, and by reason thereof, Shemano consents and agrees that the Company shall be entitled to an injunction to be issued b any court of competent jurisdiction restraining Shemano and its representatives from committing or continuing any such violation, without necessity of posting a bond or proving special damages or irreparable injury.

                  H. EXPENSES ETC. In addition to any fees that may be payable to Shemano under this Agreement, the Company will reimburse Shemano for reasonable travel and other out-of-pocket expenses incurred in performing services directed hereunder with prior written approval. Such expenses shall be submitted on a monthly basis and reimbursed upon receipt.

                  I. COMPLIANCE WITH LAWS. Shemano represents and warrants that it is a registered broker/dealer with the SEC, NASD and the State of California as and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement which it shall conduct in compliance with applicable federal and state laws. Shemano represents that it is not a party to any other agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

                  J. INDEPENDENT CONTRACTOR. Shemano is and will hereafter act as an independent contractor and consultant to the company and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between Shemano and the Company. Shemano will not hold itself out as having, and will not state to any person that Shemano has, any relationship with the Company other than an independent contractor, Shemano shall have no right of power to find or create any liability or obligation for or in the name of the Company or to sign any document on behalf of the Company.

                  K. ASSIGNMENT PROHIBITED. No assignment of this Agreement shall be made without the prior written consent of the other party.


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                  L.       AMENDMENTS. Neither party may amend this Agreement or
                           rescind provisions without the prior written consent of the other party.

                  M. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction.

                  N. WAIVER. Neither Shemano's nor the Company's failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Shemano or the Company of any of their respective rights or privileges under this Agreement.

                  O. SEVERABILITY. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

                  P. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such times as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of th parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

                  Q. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Shemano. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

                           This is an integrated Agreement.



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                  R.       ARBITRATION. The parties agree that this Agreement
                           and all controversies, which may arise between Shemano and the Company hereunder, will be determined by arbitration. The parties understand that:

                           (a)      Arbitration is Final and binding on the
                                    parties.

                           (b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

                           (c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

                           (d) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modifications or rulings by the arbitrators is strictly limited.

                           (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

         The parties agree that any arbitration under this Agreement will be held before JAMS/ENDISPUTE in San Francisco, California.

         The award of the arbitrators, or of the majority of them, will be final, and judgments upon the award may be entered in any court, state or federal, having jurisdiction. The parties hereby submit themselves and their personal representatives to the jurisdiction of any state or federal court for the purpose of such arbitration and entering such judgment.

         Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except to the extent stated herein.

         THIS AGREEMENT IS GOVERNED BY A PRE-DISPUTE
         ARBITRATION CLAUSE CONTAINED AT PARAGRAPH 16 OF
         THIS AGREEMENT


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                                     THE SHEMANO GROUP, INC.

                                     By:
                                        -----------------------------------

                                     Title:
                                        -----------------------------------

                                     Date:
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                                     METROPOLITAN HEALTH NETWORKS, INC.

                                     By:
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                                     Title:
                                        -----------------------------------

                                     Date:
                                        -----------------------------------



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